SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 28, 2007

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Compensatory Arrangements of Certain Officers

On June 28, 2007, the Board of Directors amended the Lockheed Martin Corporation Post-Retirement Death Benefit Plan for elected officers (the “PRDB Plan”) and two predecessor plans. The Corporation had previously limited this benefit to officers elected prior to January 1, 2007. The amendment terminates the death benefit for active officers and provides for a one-time, termination cash payment based on the present value of the projected future death benefit. Officers who retired and are eligible for benefits under the terms of the PRDB Plan may elect to either receive a cash payment for the present value of their projected future death benefit, or may continue to participate in the PRDB Plan. The termination cash payments are scheduled to be made in March 2008.

Prior to the amendment, certain retired elected officers were entitled to receive a cash benefit upon their death equal to 1.5 times their final annual base salary. Under the amended PRDB Plan, the termination cash payment will be calculated using actuarial assumptions regarding the officer’s mortality, the discount rate used for determining the projected benefit obligation for our defined benefit pension and post-retirement benfit plans as reported in our financial statements on Form 10-K for the year ending December 31, 2006 and, in the case of active officers, projected salary at retirement.

The termination cash payment amounts for the Corporation’s active named executive officers are as follows: Robert J. Stevens ($1,040,000); Christopher E. Kubasik ($571,000); Robert B. Coutts ($570,000); and Ralph D. Heath ($420,000). The termination payments to the active named executive officers will be substantially less than the death benefit that would have been paid upon their death following retirement at age 65 under the terms of the PRDB Plan prior to amendment. Two of the named executive officers listed in the Corporation’s 2007 proxy statement have retired: Michael F. Camardo (who will receive a termination cash payment of $463,000 or alternatively may elect to continue to participate in the PRDB Plan); and Stanton D. Sloan (who was not eligible for a benefit under the PRDB Plan). The PRDB Plan, as amended, is appended as Exhibit 99.1 and is incorporated herein by reference.

The Board concurrently amended the Corporation’s Deferred Management Incentive Compensation Plan (the “DMICP”) to permit participants to defer the termination payments associated with the PRDB Plan amendment into their DMICP accounts. Under the DMICP, participants currently may elect to invest deferrals of their incentive or other compensation into Lockheed Martin stock units or an interest bearing investment. The DMICP, as amended, is appended as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Lockheed Martin Corporation Post-Retirement Death Benefit Plan, as amended

99.2	Lockheed Martin Corporation Deferred Management Incentive Compensation Plan, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

By:	/s/ Marian S. Block
Marian S. Block
Vice President & Associate General Counsel

July 3, 2007

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